UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 West Washington Street Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	SPG	New York Stock Exchange
8 3/8% Series J Cumulative Redeemable Preferred Stock, $0.0001 par value	SPGJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Election of Directors

On May 29, 2024, the holders of Class B common stock of Simon Property Group, Inc. (the “Company”), acting by written consent, voted to elect Eli Simon to the Company’s Board of directors to serve as a Class B director.

Mr. Eli Simon also serves as the Company’s Senior Vice President of Corporate Investments and is the son of Mr. David Simon, the Company’s Chairman of the Board, Chief Executive Officer and President. Details of Eli Simon’s employment arrangements with the Company can be found in the Company’s 2024 proxy statement under the heading “Transactions with the Simons – Terms of Employment of Mr. Eli Simon.”

Pursuant to the Company’s Charter, the holders of Class B common stock have the right to elect up to four members of the Board of Directors, of which three were elected at the Company’s annual meeting of stockholders on May 8, 2024. All 8,000 outstanding shares of the Class B common stock are subject to a voting trust as to which Herbert Simon and David Simon are the sole voting trustees.

Item 8.01. Other Events.

On May 29, 2024, David Simon informed the Company’s Board of Directors that he is undergoing therapeutic treatment for cancer. Mr. Simon intends to continue to serve as Chairman of the Board, Chief Executive Officer and President during the course of treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 29, 2024

SIMON PROPERTY GROUP, INC.

By:	/s/ Steven E. Fivel
Steven E. Fivel
Secretary and General Counsel